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                 TECHNICAL CLARIFYING AMENDMENT TO RESTATED SECOND EXTENSION
                 AND AMENDMENT AGREEMENT BETWEEN THE GOVERNMENT OF THE VIRGIN ISLANDS AND HESS OIL VIRGIN ISLANDS CORP.


                 THIS TECHNICAL CLARIFYING AMENDMENT entered into between the GOVERNMENT OF THE VIRGIN ISLANDS, herein called the "Government", and HESS OIL VIRGIN ISLANDS CORP., a corporation existing under the laws of the Virgin Islands, herein called "Hess":
                 WITNESSETH:
                 WHEREAS, the Government and Hess are parties to an Agreement relating to the construction and operation of an oil refinery and related facilities on St. Croix, Virgin Islands, approved by the Legislature of the Virgin Islands on September 1, 1965 and amended, supplemented and clarified at various times by mutual agreement of the parties (the "1965 Agreement"); and
                 WHEREAS, pursuant to the 1965 Agreement Hess was, among other things, exempted from payment to the Government of certain taxes, charges, fees and duties to induce Hess to construct and operate the Oil Refinery and Related Facilities in St. Croix in order to promote the public interest by economic development of the Virgin Islands; and
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                 WHEREAS, the 1965 Agreement was amended and extended by the
Extension and Amendment Agreement approved by the Legislature of the Virgin Islands on May 7, 1981 (the "First Extension Agreement"); and
                 WHEREAS, the 1965 Agreement, as amended and extended by the First Extension Agreement, was further amended and extended by the Restated Second Extension and Amendment Agreement approved by the Legislature of the Virgin Islands on August 22, 1990 (the "Second Extension Agreement", together with the 1965 Agreement, as amended and extended by the First Extension Agreement, referred to as the "Agreement"); and
                 WHEREAS, it was the original intent of the Government and Hess, under the Agreement, to induce Hess to construct and operate the Oil Refinery and Related Facilities in St. Croix that Hess be able, without restriction, to import crude oil into the Virgin Islands for processing, blending and/or storage and Hess be able, without restriction, to export from the Virgin Islands finished refined petroleum products and/or crude oil and petroleum products as expressed in Section 1 of the 1965 Agreement; and
                 WHEREAS, the Government and Hess desire to clarify the Agreement in order that it will accurately reflect the intent of the parties to the Agreement that certain benefits provided to Hess and its Affiliates under the Agreement apply with





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respect to all materials brought into the Virgin Islands to be consumed, processed, manufactured, blended or stored by Hess or its Affiliates, and with respect to all materials and products shipped from the Virgin Islands that were processed, manufactured, blended or stored by Hess or its Affiliates regardless of who has title to such materials or products at the time; and
                 WHEREAS, the Government and Hess do not intend to affect the provisions of Section 10 of the First Extension Agreement pursuant to which Hess agreed to pay to the Government a fee equal to two cents per barrel for each barrel of finished refined products manufactured at the Oil Refinery and Related Facilities and exported from the Virgin Islands, which shall continue to be payable with respect to such exports.
                 NOW, THEREFORE, the parties hereto agree as follows:
                 1. For purposes of Section 4(A) of the 1965 Agreement, as amended by Section 3 of the First Extension Agreement, (a) all materials brought into the Virgin Islands to be consumed, processed, manufactured, blended or stored by Hess or one of its Affiliates at the Oil Refinery and Related Facilities shall be deemed to have been brought into the Virgin Islands by Hess or such Affiliate regardless of whether Hess, such Affiliate or any other person (including, without limitation, a bank or other financial institution) is listed as the importer of record





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and regardless of whether, or when, title to such material is transferred to
Hess, such Affiliate or such other person, (b) all materials or products shipped from the Virgin Islands that were processed, manufactured, blended or stored by Hess or one of its Affiliates at the Oil Refinery and Related Facilities shall be deemed to have been shipped from the Virgin Islands by Hess or such Affiliate regardless of whether Hess, such Affiliate or any other person (including, without limitation, a bank or other financial institution) is listed as the exporter or shipper of record and regardless of whether Hess, such Affiliate or such other person has title to such products at the time of shipment or export, and (c) no other person (including, without limitation, a bank or other financial institution) shall be liable for any taxes, excises, duties, imposts or exactions, or any wharfage, tonnage dues or ships dues at the marine facilities of Hess and its Affiliates (as more fully described in Section 4(A) of the 1965 Agreement, as amended by Section 3 of the First Extension Agreement) with respect to any such materials or products described in clause (a) or (b), which are to be or have been consumed, processed, manufactured, blended or stored by Hess or one of its Affiliates at the Oil Refinery and Related Facilities.
                 2. The provisions of Section 10 of the First Extension Agreement requiring payment by Hess of a two cents per barrel fee on finished refined





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products manufactured at the Oil Refinery and Related Facilities and exported from the Virgin Islands shall not be affected by the foregoing and shall continue to apply to any materials or products described in clauses (a) and (b) of Section 1 above.
                 3. The Agreement shall in all other respects remain unchanged. IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed and delivered this Clarifying Amendment as of the 17th day of November, 1993.

                                      GOVERNMENT OF THE
                                      VIRGIN ISLANDS
(Seal)
Attest:

/S/ DEREK M. HODGE                    By   /S/ ALEXANDER A. FARRELLY
- --------------------------------         -----------------------------------
Derek M. Hodge                           Alexander A. Farrelly
Lieutenant Governor                      Governor



                                      HESS OIL VIRGIN ISLANDS CORP.
(Seal)
Attest:

/S/ CARL T. TURSI                     By   /S/ LEON HESS
- --------------------------------         -----------------------------------
Carl T. Tursi                            Leon Hess
Asst. Secretary                          Chairman of the Board and
                                         President





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